Exhibit 10.2
AWARD NOTICE
AND
RESTRICTED STOCK UNIT AGREEMENT
HILTON 2017 OMNIBUS INCENTIVE PLAN
The Participant has been granted Restricted Stock Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement (including the terms and conditions set forth in the appendices attached thereto, the “Agreement”) to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice will have the meanings set forth in the Agreement and the Plan.

Participant Name	Number of Restricted Stock Units Granted	Vesting Schedule	Date of Grant
#ParticipantName#	#QuantityGranted# RSUs	50% vests on March 3 of 2023 and 2024 (each, a “vesting date”)	#GrantDate#

Vesting Schedule:
Vesting of the RSUs as specified in the chart above is subject to the Participant’s continued employment with a member of the Company Group through and including each applicable vesting date (unless otherwise provided for in Section 2(b) or Section 2(c) of the Agreement); provided that if the number of RSUs is not evenly divisible by two (2), then no fractional Shares will vest and the installments will be as equal as possible with the smaller installment(s) vesting first.

RESTRICTED STOCK UNIT AGREEMENT
HILTON 2017 OMNIBUS INCENTIVE PLAN
This Restricted Stock Unit Agreement, effective as of the Date of Grant (as defined below), is between Hilton Worldwide Holdings Inc., a Delaware corporation (the “Company”), and the individual listed in the Award Notice as the “Participant.” Capitalized terms have the meaning set forth in Section 20, or, if not otherwise defined herein, in the Hilton 2017 Omnibus Incentive Plan (as it may be amended, the “Plan”).
1.Grant and Vesting of RSUs.
(a)The Company grants the Participant on the Date of Grant the number of RSUs as provided in the Award Notice, subject to and in accordance with the terms, conditions and restrictions in the Plan, the Award Notice, and this Agreement.
(b)Except as provided in Section 2, and to the extent not previously vested or forfeited as provided in this Agreement, the Company will issue to the Participant one Share for each RSU which becomes vested in accordance with the terms and conditions of the Award Notice and this Agreement, as soon as reasonably practicable following the applicable vesting date (and in any event within 2.5 months of the applicable vesting date), and such vested RSU will be cancelled upon delivery of the Share. The Participant will not have any of the rights or privileges of a stockholder of the Company in respect of the Shares subject to RSUs until the Shares have been issued to the Participant in accordance with this Section 1. The Company has no obligation to issue Shares if any issuance would not comply with all relevant provisions of applicable law and the requirements of any stock exchange on which the Shares are listed for trading. For the avoidance of doubt, the Participant is not entitled to pro-rata vesting of any Shares if the Participant is employed for only a portion of the vesting period, but no longer employed on the respective vesting date.
(c)Notwithstanding anything herein to the contrary, the Participant must accept this Agreement within ninety (90) days following the Date of Grant, and, if the Agreement has not been accepted within such ninety (90) day period, the RSUs will be forfeited on the ninetieth (90th) day following the Date of Grant. If Participant primarily works or lives in Illinois or Massachusetts at the time Participant receives this Award Notice and must sign this Agreement to retain the RSUs, Participant is advised to consult with an attorney regarding the Agreement before accepting it.
2.Termination of Employment.
(a)Subject to Section 2(b) or Section 2(c) below, in the event that the Participant’s employment with the Company Group terminates for any reason, any unvested RSUs will be forfeited and all of the Participant’s rights under this Agreement will cease as of the effective date of termination of employment (the “Termination Date”).
(b)Any unvested RSUs will fully vest as of the Termination Date and will be settled in accordance with Section 1 if the Participant’s employment with the Company Group is terminated:
(i)by the Company Group due to or during the Participant’s Disability or due to the Participant’s death; or

(ii)by the Company Group without Cause within the period commencing on the date of a Change in Control and ending on the date that is 12 months thereafter.
(c)In the event the Participant’s employment with the Company Group terminates as a result of the Participant’s Retirement after the date that is six (6) months after the Date of Grant, all unvested RSUs will remain outstanding and will continue to vest, following the Termination Date, in accordance with the schedule set forth in the Award Notice and upon vesting, will be settled in accordance with Section 1, so long as no Restrictive Covenant Violation occurs (as determined by the Committee or its designee in its sole discretion prior to the applicable vesting date). The Committee or its designee may require the Participant to certify in writing prior to each applicable vesting date that no Restrictive Covenant Violation has occurred. Notwithstanding the foregoing, if the Participant’s Retirement occurs on a date within the period commencing on the date of a Change in Control and ending on the date that is 12 months thereafter, any unvested RSUs will become fully and immediately vested as of the date of such Retirement and will be settled in accordance with Section 1 (i.e., in the same manner as set forth under Section 2(b)(ii)).
(d)The Participant’s rights with respect to the RSUs will not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be employed by a member of the Company Group. Whether (and the circumstances under which) the Participant’s employment has terminated and the determination of the Termination Date for purposes of this Agreement will be determined by the Committee (or, with respect to any Participant who is not a director or Officer, its designee, whose good faith determination will be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the RSUs).
3.Tax Withholding. In connection with settlement of any RSUs under Section 1, the Company will withhold a number of Shares in the amount necessary to satisfy applicable U.S. and non-U.S. Federal, state or local tax or other withholding requirements, if any (“Withholding Taxes”) in accordance with Section 15(d) of the Plan (or, if the Participant is subject to Section 16 of the Exchange Act at such time, such amount which would not result in adverse consequences under GAAP), unless otherwise agreed to in writing by the Participant and the Company. If any Withholding Taxes become due prior to the settlement of any RSUs, the Committee may accelerate the vesting of a number of RSUs equal in value to the Withholding Taxes, the Shares to be issued in settlement of such accelerated RSUs will be withheld by the Company, and the number of RSUs so accelerated will reduce the number of RSUs which would otherwise become vested on the next applicable vesting date. The number of RSUs or Shares equal to the Withholding Taxes will be determined using the closing price per Share on the New York Stock Exchange (or other principal exchange on which the Shares then trade) on the date of determination, and will be rounded up to the nearest whole RSU or Share.
4.Dividend Equivalents. With respect to the RSUs, the Participant shall be credited with dividend equivalents as and when dividends are paid to the Company’s shareholders. Dividend equivalents shall accumulate and be paid to the Participant in cash (without interest) as and when the RSUs from which the dividend equivalents are derived are settled in accordance with Section 1 and the Participant shall not have any right to such dividend equivalents prior to such settlement. Dividend equivalents shall be subject to the same vesting requirements that apply to the RSUs from which such dividend equivalents are derived. If the RSUs from which the dividend equivalents are derived are forfeited, the Participant shall have no right to any dividend equivalents.
5.Repayment of Proceeds; Clawback Policy. The RSUs, any dividend equivalent payments, and all Shares received in respect of the RSUs and all proceeds related to the RSUs are subject to the clawback and repayment terms set forth in Sections 15(v) and 15(w) of the Plan and the Company’s Clawback Policy, as in effect from time to time, to the extent the Participant is a director or Officer. In addition, if any member of the Company Group terminates the Participant’s employment for Cause or discovers after Termination that grounds existed for a Termination for Cause at the time thereof, then the Participant will be required, in addition to any other remedy available (on a non-exclusive basis), to pay the Company, within ten (10) business days of the Company’s request, the aggregate after-tax proceeds the Participant received in respect of the RSUs and any Shares issued in respect thereof.
6.Adjustments Upon Change in Capitalization. The RSUs, any dividend equivalent payments, and/or the Shares, are subject to adjustment in accordance with Section 13 of the Plan.
7.Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company Group, that the Participant will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company Group. The Participant accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and any member of the Company Group.
8.Restrictions on Transfer. The Participant may not assign, sell or otherwise transfer the RSUs or the Participant’s right to receive Shares other than in accordance with Section 15(b) of the Plan.
9.RSUs Subject to the Plan. The Agreement and RSUs granted under this Agreement are subject to all terms and provisions of the Plan and all such terms and provisions are incorporated into this Agreement. By accepting the RSUs, the Participant acknowledges that the Participant has received and read the Plan and prospectus and agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of a conflict between any term or provision of the Agreement and a term or provision of the Plan, the terms of the Plan will govern and prevail.
10.Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. For purposes of litigating any dispute that arises under this Agreement, the parties consent to and submit to the exclusive and personal jurisdiction and venue of the State of New York or the State of Delaware, and each of the Participant, the Company, and any transferees who hold RSUs pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment.
11.No Additional Rights. By accepting this Agreement and the grant of the RSUs contemplated in this Agreement, the Participant expressly acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all determinations with respect to future grants of RSUs or other awards, if any, and the terms thereof, will be at the sole discretion of the Company;
(d)the Participant’s participation in the Plan is voluntary and not a condition of Participant’s employment and the Participant may decline to accept the RSUs without adverse consequences to the Participant’s continued employment with the Company Group;
(e)the grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment relationship with the Company and shall not interfere with the ability of Company Group to terminate the Participant’s employment relationship, if any;
(f)the value of the RSUs is an extraordinary item that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences;
(g)grants of RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits or welfare or similar payments, and the Participant waives any claim on such basis, and for the avoidance of doubt, the RSUs will not constitute an “acquired right” under the applicable law of any jurisdiction;
(h)the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;
(i)neither the Plan nor this Agreement nor the Participant’s receipt of the RSUs imposes any obligation on any member of the Company Group to continue the employment relationship of the Participant; and
(j)the Participant will have no rights to compensation or damages related to RSU proceeds in consequence of the Termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.
12.Section 409A of the Code.
(a)This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”). Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated pursuant to this Agreement.
(b)Notwithstanding any other provision of this Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A, and is subject to U.S. federal income tax, no payments in respect of any RSU that is “deferred compensation” subject to Section 409A and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A) will be made to the Participant prior to the date that is six (6) months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company will not be liable to any Participant for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A. Each payment in a series of payments under this Agreement will be deemed to be a separate payment for the purposes of Section 409A.
13.Electronic Delivery and Acceptance. This Agreement may be executed electronically and in counterparts. The Company currently delivers documents related to the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line system established and maintained by the Company or a third party designated by the Company.
14.Imposition of Other Requirements. The Company may (a) impose other requirements, policies or procedures relating to the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan to the extent the Company determines it is necessary or advisable for legal or administrative purposes and (b) require the Participant to sign any additional agreements that may be necessary to accomplish the foregoing.
15.No Advice Regarding Grant. The Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
16.Appendices For Non-U.S. Participants. Notwithstanding any provisions in this Restricted Stock Unit Agreement to the contrary, if the Participant resides and/or works outside the United States, the RSUs and the Shares will be subject to the Terms and Conditions for Non-U.S. Participants attached as Appendix B and to any Country-Specific Terms and Conditions for the Participant’s country attached as Appendix C. If the Participant relocates from the United States to another country, the Terms and Conditions for Non-U.S. Participants and the applicable Country-Specific Terms and Conditions will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included in the Country-Specific Terms and Conditions, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
17.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
18.Waiver. The Participant acknowledges that a waiver by the Company of any breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.
19.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country, or the broker’s country, or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect the Participant’s ability to, directly or indirectly, accept, acquire, sell, or attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs), or rights linked to the value of Shares, during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws and/or regulations in the applicable jurisdictions or the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing the inside information. Furthermore, the Participant may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.
20.Definitions. The following terms will have the following meanings for purposes of this Agreement:
(a)“Agreement” means this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice, Appendix A, and the appendices for non-U.S. Participants attached hereto as Appendix B and Appendix C.
(b)“Award Notice” means the notice to the Participant.
(c)“Date of Grant” means the “Date of Grant” listed in the Award Notice.
(d)“Officer” means “officer” as defined under Rule 16a-1(f) of the Exchange Act.
(e)“Restrictive Covenant Violation” means the Participant’s breach of the Restrictive Covenants listed on Appendix A or any other covenant regarding confidentiality, competitive activity, solicitation of the Company Group’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by the Participant.
(f)“Retirement” means a termination of the Participant’s employment with the Company Group for any reason, whether by the Participant or by the Company Group, following the date on which (i) the Participant attained the age of 55 years old, and (ii) the number of completed years of the Participant’s continuous employment with the Company Group is at least 10; provided, however, that a termination of the Participant’s employment (w) by the Company Group for Cause, (x) by the Company Group, or the Participant, in either case, while grounds for Cause exist, (y) due to the Participant’s death, or (z) due to or during the Participant’s Disability, in each case, will not constitute a Retirement for the purposes of this Agreement, regardless of whether such termination occurs following the date on which the age and service requirements set forth in clauses (i) and (ii) have been satisfied.
(g)“RSUs” means that number of Restricted Stock Units listed in the Award Notice as “Restricted Stock Units Granted,” subject to adjustment in accordance with Section 6 of the Agreement.
(h)“Shares” means a number of shares of Common Stock equal to the number of RSUs.
[Signatures follow]

HILTON WORLDWIDE HOLDINGS INC.

By:    /s/ Christopher J. Nassetta
    Christopher J. Nassetta
    Chief Executive Officer

By:    /s/ Laura Fuentes
Laura Fuentes
Executive Vice President and Chief Human Resources Officer

Acknowledged and Agreed
as of the date first written above:
#Signature#
______________________________
Participant Signature

APPENDIX A
Restrictive Covenants
1.Non-Competition; Non-Solicitation.
(a)The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees as follows:
(i)While the Participant is employed by the Company Group (the “Employment Term”) and for a period that ends on the later to occur of (A) the first anniversary of the Termination Date or (B) the last day on which any portion of the RSUs granted under this Agreement are eligible to vest if the Participant ceases to be employed by the Company Group as a result of the Participant’s Retirement (such period, the “Restricted Period”), the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting away from the Company the business of any then current or prospective client or customer with whom the Participant (or his or her direct reports) had personal contact or dealings on behalf of the Company or about whom the Participant had access to Confidential Information during the one-year period preceding the Termination Date.
(ii)During the Restricted Period, Participant will not, directly or indirectly:
(A)engage in the Business providing services in the nature of the services the Participant provided to any member of the Company Group at any time in the one year prior to the Termination Date, for a Competitor (as defined below) in the Restricted Area (as defined below);
(B)enter the employ of, or render any services to, a Competitor in the Restricted Area that are in the nature of the services the Participant provided to the Company at any time in the one (1) year prior to the Date of Termination, except where such employment or services do not relate in any manner to the Business;
(C)acquire a financial interest in, or otherwise become actively involved with, a Competitor in the Restricted Area, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or
(D)intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the Company Group and any of their clients, customers, suppliers, partners, members or investors.
(iii)Notwithstanding anything to the contrary in this Appendix A, the Participant may, directly or indirectly, own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (A) is not a controlling person of, or a member of a group which controls, such Person and (B) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

Appendix A - 2
(iv)During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person or entity, directly or indirectly solicit or encourage any employee of the Company Group with whom the Participant (or his or her direct reports) had personal contact or dealings on behalf of the Company or about whom the Participant had access to Confidential Information during the one-year period preceding the Date of Termination to leave the employment of the Company Group or hire any employee who was employed by the Company Group as of the Termination Date, provided that this prohibition does not apply to (i) administrative personnel employed by the Company or (ii) any Company employee who is hired away from the Company as a result of responding to a generic job posting on a website or in a newspaper or periodical of general circulation, without any involvement or encouragement by Participant.
(v)During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly and intentionally encourage any consultant of the Company to cease working with the Company.
(vi)For purposes of this Agreement:
(A)“Business” means the business of owning, operating, managing and/or franchising hotel and lodging properties.
(B)“Competitor” means any Person engaged in the Business, including, but not limited to, Accor Group, AirBnB Inc., Best Western International, Carlson Hospitality Worldwide, Choice Hotels International, G6 Hospitality LLC, Host Hotels & Resorts, Inc., Hyatt Hotels Corporation, InterContinental Hotels Group Plc, LQ Management LLC, Marriott International, Inc., Wyndham Hotels & Resorts, Inc. and Wynn Resorts, Limited.
(C)“Restricted Area” means the United States and any country in which the Company is engaged in the Business or where the Participant knows or should know the Company has taken steps to engage in the Business.
(b)It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 1 to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against the Participant, the provisions of this Appendix A will not be rendered void but will be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding will not affect the enforceability of any of the other restrictions contained herein.
(c)The period of time during which the provisions of this Section 1 will be in effect will be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief. Notwithstanding the foregoing, if the Participant’s principal place of employment on the Date of Grant is located in Utah or Wisconsin, this provision shall not apply.
(d)Notwithstanding the foregoing, if the Participant’s principal place of employment on the Date of Grant is located in California, Louisiana, Nebraska, North Dakota, or Oklahoma, then the provisions of this Section 1 will not apply following the Termination Date to

Appendix A - 3
the extent, and only to the extent, any such provision is prohibited by applicable law. In addition, if the Participant’s principal place of employment on the Date of Grant is located in Illinois during any period that Participant’s earnings are below the levels in 820 ILCS 90, Maine if Participant earns less than 400% of the federal poverty level when Participant enters into this Agreement, Oregon if the requirements of ORS 653.295 have not been met, or Virginia during any period that Participant is a low-wage employee under Virginia Code § 40.1-28.7:8, then such provisions will not apply following the Termination Date to the extent, and only to the extent, any such provision is prohibited by applicable law. In addition, and notwithstanding any other provision of this Agreement, if the Participant’s principal place of employment is located in (i) the District of Columbia and Participant receives or executes this Agreement on or after the applicability date of D.C. Code §§ 32-581.01–32-581.05, the provisions of Section 1(a)(ii)(A)-(C) shall not apply. , or (ii) In addition, and notwithstanding any other provision of this Agreement, if the Participant’s principal place of employment is located in the State of Washington, the provisions of this Section 1 shall be governed by and construed in accordance with the laws of the State of Washington and any action relating thereto shall be brought in the State of Washington.

2.Confidentiality; Non-Disparagement; Intellectual Property; Protected Rights.
(a)Confidentiality.
(i)The Participant will not at any time (whether during or after the
Employment Term) (x) retain or use for the benefit, purposes or account of the Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company Group (other than its professional advisers who are bound by confidentiality obligations or otherwise in performance of the Participant’s duties during the Employment Term and pursuant to customary industry practice), any non-public, proprietary or confidential information (including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals) concerning the past, current or future business, activities and operations of any member of the Company Group and/or any third party that has disclosed or provided any of same to any member of the Company Group on a confidential basis (“Confidential Information”) without the prior written authorization of the Board or its designee.
(ii)“Confidential Information” does not include any information that is (a) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant; (b) made legitimately available to the Participant by a third party without breach of any confidentiality obligation of which the Participant has knowledge; or (c) required by law to be disclosed; provided that, unless otherwise provided under applicable law, with respect to subsection (c) the Participant is required to give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.
(iii)Upon termination of the Participant’s employment with the Company Group for any reason, the Participant agrees to (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name,

Appendix A - 4
logo, domain name or other source indicator) owned or used by any member of the Company Group; and (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company Group property) that contain Confidential Information, except that the Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.
(b)Non-Disparagement. During the Employment Term and at all times thereafter, the Participant will not directly, or through any other Person, make any public or private statements that are disparaging of the Company, its affiliates or subsidiaries, or their respective businesses or employees, officers, directors, or stockholders, or any product or service offered by any member of the Company Group; provided, however, that nothing contained in this Section 2(b) precludes the Participant from providing truthful testimony in any legal proceeding, or making any truthful statement (i) to any governmental agency in accordance with Section 2(d) hereof; (ii) as required or permitted by applicable law or regulation or (iii) as required by court order or other legal process.
(c)Intellectual Property.
(i)If the Participant has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to the commencement of the Employment Term, that are relevant to or implicated by such employment (“Prior Works”), the Participant hereby grants the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company Group’s current and future business.
(ii)If the Participant creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during the Employment Term and within the scope of such employment and with the use of any Company Group resources (“Company Works”), the Participant agrees to promptly and fully disclose such Company Works to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.
(iii)The Participant agrees to take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works. If the Company is unable for any other reason, after reasonable attempt, to secure the Participant’s signature on any document for this purpose, then the Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Participant’s agent and attorney in fact,

Appendix A - 5
to act for and on the Participant’s behalf and stead to execute any documents and to do all other lawfully permitted acts required in connection with the foregoing.
(iv)The Participant agrees not to improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with any member of the Company Group any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. The Participant agrees to comply with all relevant policies and guidelines of the Company Group that are, from time to time, previously disclosed to the Participant, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest. The Participant acknowledges that any member of the Company Group may amend any such policies and guidelines from time to time, and that the Participant remains at all times bound by their most current version from time to time previously disclosed to the Participant.
(d)Protected Rights. Nothing contained in this Agreement limits (i) the Participant’s ability to disclose any information to governmental agencies or commissions as may be required by law, or (ii) the Participant’s right to communicate, cooperate or file a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law, or (iii) the Participant’s right to receive an award from a Governmental Entity for information provided under any whistleblower program, without notice to the Company. This Agreement does not limit the Participant’s right to seek and obtain a whistleblower award for providing information relating to a possible securities law violation to the Securities and Exchange Commission. The Participant shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Participant files a lawsuit for retaliation by an employer for reporting a suspected violation of law the Participant may disclose the trade secret to the attorney of the Participant and use the trade secret information in the court proceeding, if the Participant files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. The Participant is not be required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure. Except as otherwise provided in this paragraph or under applicable law, under no circumstance is the Participant authorized to disclose any information covered by the Company’s or any other member of the Company Group’s attorney-client privilege or attorney work product or the Company’s or any other member of the Company Group’s trade secrets without the prior written consent of the Company.
(e)Injunctive Relief; Other Remedies for Breach. The Participant acknowledges and agrees that a violation of any of the terms of this Appendix A will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company may seek an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Appendix A and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity. Additionally, in the event the Participant breaches the terms of this Appendix A, the Participant shall be deemed to have engaged in Detrimental Activity (as defined in the Plan) and the provisions set forth in Section 15(w) of the Plan shall apply.

Appendix A - 6
The provisions of Section 2 hereof will survive the termination of the employment for any reason.

Appendix B - 1

APPENDIX B
HILTON 2017 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not otherwise defined herein will have the meaning given to such terms in the Plan and the Restricted Stock Unit Agreement. For the avoidance of doubt, all provisions of the Restricted Stock Unit Agreement and the Award Notice apply to Non-U.S. Participants except to the extent supplemented or modified by this Appendix B or Appendix C.
1.Responsibility for Taxes. This provision supplements Section 5 of the Restricted Stock Unit Agreement:
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from the Participant’s wages, salary, or other cash compensation payable to the Participant by the Company, the Employer, or any other member of the Company Group;
(ii)withholding from any cash payment made in settlement of the RSUs or dividend equivalents;
(iii)withholding from proceeds of the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);
(iv)withholding in Shares; or

Appendix B - 2

(v)any other method of withholding determined by the Company, to the extent permitted under the Plan and applicable laws.
provided, however, that if the Participant is subject to Section 16 of the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i), (ii), (iii) and (v) above.
(c)The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash and (with no entitlement to the equivalent in Common Stock) from the Company or the Employer; otherwise, the Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the withholding obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares or to make any cash payment upon settlement of the RSUs if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
(e)Notwithstanding anything to the contrary in the Plan or in Section 5 of the Restricted Stock Unit Agreement, if the Company is required by applicable law to use a particular definition of fair market value for purposes of calculating the taxable income for the Participant, the Company will have the discretion to calculate the Shares to be withheld to cover any Withholding Taxes by using either the price used to calculate the taxable income under applicable law or by using the closing price per Share on the New York Stock Exchange (or other principal exchange on which the Shares then trade) on the trading day immediately prior to the date of delivery of the Shares.
2.Nature of Grant. This provision supplements Sections 3 and 11 of the Restricted Stock Unit Agreement:
By accepting the grant of the RSUs, the Participant acknowledges, understands and agrees that:
(a)the RSU grant and the Participant’s participation in the Plan does not create a right to employment and shall not be interpreted as forming or amending an employment contract with the Company;
(b)the RSUs and the Shares subject to the RSUs, and the income from and value of same are not intended to replace any pension rights or compensation;

Appendix B - 3

(c)unless otherwise agreed with the Company, the RSUs and the Shares and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary;
(d)for purposes of the RSUs, the Termination Date will be the date the Participant is no longer actively providing services to a member of the Company Group (regardless of the reason for such termination and whether or not later to be found invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and such date will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence);
(e)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and
(f)neither the Company nor any other member of the Company Group will be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
3.Foreign Asset/Account Reporting; Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls that may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other cash received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant is advised to consult the Participant’s personal legal advisor for any details.
4.Termination of Employment. This provision supplements Section 2(c) of the Restricted Stock Unit Agreement:
Notwithstanding any provision of the Agreement, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable treatment that applies to the RSUs when the Participant terminates employment as a result of the Participant’s Retirement being deemed unlawful and/or discriminatory, the provisions of Section 2(c) regarding the treatment of the RSUs when the Participant terminates employment as a result of the Participant’s Retirement will not be applicable to the Participant and the remaining provisions of Section 2 will govern.
5.Compliance with Law. Notwithstanding any provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal

Appendix B - 4

requirement applicable to the Shares, the Company shall not be required to deliver any shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Agreement without the Participant’s consent, to the extent necessary to comply with securities or other laws applicable to the issuance of Shares.
6.Language. By accepting the Agreement, the Participant acknowledges and represents that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms of the Agreement and any other documents related to the Plan. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version of the Plan, and in the event of any conflict the English version will govern.

Appendix C - 1

APPENDIX C
HILTON 2017 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
COUNTRY-SPECIFIC TERMS AND CONDITIONS
Capitalized terms used but not otherwise defined herein have the meaning given to such terms in the Plan, the Restricted Stock Unit Agreement and the Terms and Conditions for Non-U.S. Participants.
Terms and Conditions
This Appendix C includes additional terms and conditions that govern the RSUs if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working or if the Participant moves to another country after receiving the grant of the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Participant.
Notifications
This Appendix C also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix C as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the RSUs vest or the Participant sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working (or if the Participant is considered as such for local law purposes) or if the Participant moves to another country after receiving the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner.

Appendix C - 2

DATA PRIVACY PROVISIONS FOR PARTICIPANTS
IN ALL COUNTRIES OUTSIDE THE U.S.
Data Privacy Notice for Participants in the European Union / European Economic Area / Switzerland / United Kingdom (“EEA+”)
Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, uses and transfers certain personally-identifiable information about the Participant for the exclusive purpose of granting RSUs and implementing, administering and managing the Participant’s participation in the Plan. Specifics of the data processing are described below.
Controller and Representative in the United Kingdom and European Union. Unless stated otherwise below, the Company is the controller responsible for the processing of the Participant’s Personal Data (as defined below) in connection with the Plan.
The Company’s representative in the United Kingdom is:
Hilton UK Hotels Ltd.
Hilton Legal Department
Maple Court, Central Park, Reeds Crescent
Watford, Hertfordshire WD24 4QQ
United Kingdom
Via email: DataProtectionOffice@hilton.com
The Company’s representative in the European Union is:
        Hilton International Nederland BV
        Amsterdam Hilton
        Apollolaan 138
        1077 BG
        Amsterdam
        Netherlands
        Via email: DataProtectionOffice@hilton.com

Purposes and Legal Bases of Processing. The Company processes the Personal Data (as defined below) for the purpose of performing its contractual obligations under the Restricted Stock Unit Agreement, granting RSUs, implementing, administering and managing the Participant’s participation in the Plan and facilitating compliance with applicable law. The legal basis for the processing of the Personal Data (as defined below) by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Restricted Stock Unit Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering the RSUs.
Personal Data Subject to Processing. The Company collects, processes and uses the following types of personal data about the Participant: The Participant’s name, home address, email address, date of birth, social insurance, passport number or other identification number, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, settled, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer (“Personal Data”).

Appendix C - 3

Stock Plan Administration Service Providers. The Company transfers Personal Data to Fidelity Stock Plan Services and certain of its affiliated companies (collectively, “Fidelity”), an independent stock plan administrator with operations, relevant to the Company, in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and may share Personal Data with such service providers. The Company’s stock plan administrators will open an account for the Participant to receive and trade Shares. The Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan. The Participant’s Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Participant’s participation in the Plan. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Personal Data by contacting Hilton’s Data Protection Officer as follows:
Hilton Office of the Data Protection Officer
7930 Jones Branch Drive
McLean, VA 22102 USA
Via email: DataProtectionOffice@hilton.com
Other Recipients. The Company may further transfer Personal Data to other third party service providers, if necessary to ensure compliance with applicable laws, exercise or defense of legal rights, and archiving, back-up and deletion processes. Such third party service providers may include the Company’s outside legal counsel as well as the Company’s auditor. Wherever possible, the Company will anonymize data, but the Participant understands that his or her Personal Data may need to be transferred to such providers to ensure compliance with applicable law and/or tax requirements.
International Data Transfers. The Company and its service providers, including, without limitation, Fidelity, operate, relevant to the Company, in the United States, which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States. The Participant understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that the Participant’s Personal Data may not have an equivalent level of protection as compared to the Participant’s country of residence. The legal basis for the transfer of the Personal Data to the Company and the third-party service providers described above is the necessity of the data transfer for the Company to perform its contractual obligations under the Agreement.
Data Retention. The Company will use the Personal Data only as long as necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with applicable laws, exercise or defense of legal rights, and archiving, back-up and deletion processes. This means that the Participant’s Personal Data may be retained even after the Termination Date.
Data Subject Rights. To the extent provided by law, the Participant has the right to: (i) request access to and obtain a copy of the Personal Data; (ii) request rectification (or correction) of Personal Data that is inaccurate; (iii) request erasure (or deletion) of Personal Data that is no longer necessary to fulfill the purposes for which it was collected, or does not need to be retained by the Company for other legitimate purposes; (iv) restrict or object to the processing of the Personal Data; and (v) if applicable, request the Participant’s Personal Data be ported (transferred) to another company.
Subject to the applicable data protection laws, application of the above rights may vary depending on the type of data involved, and the Company’s particular basis for processing the Personal Data.

Appendix C - 4

To receive clarification or make a request to exercise one of the above rights, the Participant can contact Hilton’s Data Protection Officer as follows:
Hilton Office of the Data Protection Officer
7930 Jones Branch Drive
McLean, VA 22102 USA
Via email: DataProtectionOffice@hilton.com
Contractual Requirement. The Participant’s provision of Personal Data, its processing and transfer as described above is a contractual requirement and a condition to the Participant’s ability to participate in the Plan. The Participant understands that, as a consequence of the Participant’s refusing to provide Personal Data, the Company may not be able to allow the Participant to participate in the Plan, grant RSUs to the Participant or administer or maintain such RSUs. However, the Participant’s participation in the Plan and his or her acceptance of this Restricted Stock Unit Agreement are purely voluntary. While the Participant will not receive RSUs if he or she decides against participating in the Plan or providing Personal Data as described above, the Participant’s career and salary will not be affected in any way. For more information on the consequences of the refusal to provide Personal Data, the Participant may contact Hilton’s Legal Privacy Office as follows:
Hilton Legal Privacy Office
7930 Jones Branch Drive
McLean, VA 22102, USA
Via email: Privacy@hilton.com
How to Contact Us. For copies of additional privacy documents mentioned in this Agreement, or if the Participant has privacy concerns or questions related to this Agreement, the Participant may contact the Company at Hilton Legal Privacy Office, 7930 Jones Branch Drive, McLean, VA 22102, USA.
Data Privacy Consent for Participants outside the EEA+ and the U.S.
The Participant acknowledges and agrees to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in the Agreement and any other RSU grant materials by and among, as applicable, the Company and the Employer, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, e-mail address, and telephone number, work location and phone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Participant’s participation in the Plan (“Data”).
The Participant understands that Data will be transferred to Fidelity Stock Plan Services and certain of its affiliated companies (“Fidelity”) which is assisting the Company in the implementation, administration and management of the Plan (or any other third party service provider which may assist the Company in the future), that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources

Appendix C - 5

representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.
The Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service with the Employer will not be affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
Finally, the Participant understands that the Company may rely on a different basis for the processing or transfer of Data in the future and/or request that the Participant provide another data privacy consent. If applicable, the Participant agrees that upon request of the Company or the Employer, the Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

GENERAL
Terms and Conditions
Settlement of RSUs. If, prior to settlement of the RSUs, the Participant transfers employment and/or residence to a country outside the U.S. not covered in this Appendix C, the RSUs shall continue to be settled in Shares, unless the Company determines, in its discretion, that the RSUs shall be settled in cash for administrative or legal reasons.
AUSTRALIA

Terms and Conditions

Australian Offer Document. The Company is providing the Participant with an offer to participate in the Plan. This offer sets out information regarding the Award to Australian resident employees. This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

Appendix C - 6

In addition to the information set out in the Agreement, the Participant is also being provided with copies of the following documents:

(a) the Plan;
(b) the Plan prospectus; and
(c) an Employee Information Supplement for Australia (collectively, the "Additional Documents").

        The Additional Documents provide further information to help the Participant make an informed investment decision about participating in the Plan. Neither the Plan nor the plan prospectus is a prospectus for the purposes of the Corporations Act 2021.

        The Participant should not rely upon any oral statements made in relation to this offer. The Participant should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

Notifications

Exchange Control Information. The Participant is responsible for reporting cash transactions inbound (e.g., the remittance of cash proceeds received upon settlement of RSUs) exceeding A$10,000 and for inbound international fund transfers of any value, which do not involve an Australian bank.

Australian Tax Treatment. The Plan is subject to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Securities Law Information. Investment in Shares involves a degree of risk. The Participant should monitor the Participant's participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set forth below and in the Additional Documents.

The information herein is general information only. It is not advice or information that takes into account the Participant’s objectives, financial situation and needs. The Participant should consider obtaining his or her own financial product advice from a person who is licensed by ASIC to give such advice.

Additional Risk Factors for Australian Residents. The Participant should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual Share is quoted on the New York Stock Exchange (the “NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the price of a Share will increase. Factors that may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at www.sec.gov, on the Company’s investor’s page at https://ir.hilton.com/financial-reporting/sec-filings, and upon request to the Company.

Appendix C - 7

In addition, the Participant should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. Further, the Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares. The Participant may ascertain the current market price of the Share as traded on NYSE under the symbol “HLT” at https://www.nyse.com. The AUD equivalent of that price can be obtained at www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Shares will be on any applicable vesting date or when Shares are issued to the Participant (or at any other time), or of the applicable exchange rate at such time.
CHINA
Terms and Conditions
The following provisions apply if the Participant is subject to the exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
SAFE Approval Requirement. Notwithstanding any provision in the Agreement, the RSUs shall not vest and Shares will not be issued until all necessary exchange control and other approvals from SAFE or its local counterpart have been received by the Company or one of the members of the Company Group in China under applicable exchange control rules with respect to the Plan and the RSUs granted thereunder. Further, the Company is under no obligation to vest the RSUs and/or issue Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time the Participant vests in the RSUs.
Termination of Employment. Notwithstanding Section 2(c) of the Restricted Stock Unit Agreement, if the Participant’s employment terminates as a result of the Participant’s Retirement after the date that is six months after the Date of Grant, any unvested RSUs will continue to vest for a period of (90) days after the Termination Date. Any RSUs that are unvested as of the end of the 90-day period will be forfeited. Further, any Shares held by the Participant at the time of termination of employment must be sold by the Participant within ninety (90) days after the Termination Date. If not sold by the Participant within such timeframe, the Company will force the sale of the Shares as described in the Restriction on Sale of Shares section below.
Restriction on Sale of Shares. Due to local regulatory requirements, the Company reserves the right to force the sale of any Shares issued upon settlement of the RSUs. The sale may occur (i) immediately upon issuance, (ii) following the Participant’s termination of employment, (iii) following the Participant’s transfer of employment to the Company, a member of the Company Group outside of China, or (iv) within any other timeframe as the Company determines to be necessary or advisable to comply with local regulatory requirements. The Participant is required to maintain any Shares acquired under the Plan in an account at a broker designated by the Company (“Designated Account”) and any Shares deposited into the Designated Account cannot be transferred out of the Designated Account unless and until they are sold.

Appendix C - 8

In order to facilitate the foregoing, the Company is authorized to instruct its designated broker to assist with the sale of the Shares (on the Participant’s behalf pursuant to this authorization without further consent) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company will pay to the Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. If the Shares acquired under the Plan are sold, the repatriation requirements described below shall apply.
Employees transferring from outside of China to a member of the Company Group in China and employees transferring from a member of the Company Group in China to the Company or a member of the Company Group outside of China may become or remain subject to the requirements set forth in this Appendix C, as determined by the Company in its sole discretion.
Dividend Reinvestment. In the event that the Company, in its discretion, declares payment of any cash dividends on Common Stock, the Participant acknowledges and agrees that the Company and/or the designated broker may use such cash dividends to automatically purchase additional Shares to be issued into the Participant’s brokerage account. Any additional Shares acquired pursuant to the preceding sentence are subject to the same exchange control requirements as other Shares the Participant may hold. Any cash dividends not used to purchase Shares or pay associated costs (e.g., broker fees) will be immediately repatriated to China pursuant to the procedures set by the Company in compliance with SAFE requirements.
Exchange Control Requirement. Pursuant to exchange control requirements in China, the Participant will be required to immediately repatriate to China any cash proceeds from the sale of the Shares acquired under the Plan or the receipt of any dividends paid on such Shares (unless immediately reinvested, as described above). The Participant understands that, under applicable laws, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a member of the Company Group in China, and the Participant hereby consents and agrees that any proceeds from the sale of Shares or the receipt of dividends may be transferred to such special account prior to being delivered to the Participant. The Participant also understands that the Company will deliver the proceeds to the Participant as soon as possible, but that there may be delays in distributing the funds to the Participant due to exchange control requirements. The Participant understands that the proceeds may be paid to the Participant in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions.
Finally, the Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
INDIA

Appendix C - 9

Notifications
Exchange Control Information. The Participant understands that the Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India within such period of time as prescribed under applicable Indian exchange control laws, as may be amended from time to time. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is the Participant’s responsibility to comply with applicable exchange control laws in India.
Foreign Asset/Account Reporting Information. The Participant is required to declare any foreign bank accounts for which the Participant has signing authority in the Participant’s annual tax return. It is the Participant’s responsibility to comply with applicable tax laws in India. The Participant should consult with the Participant’s personal tax advisor to ensure that the Participant is properly reporting the Participant’s foreign assets and bank accounts.
SAUDI ARABIA

Terms and Conditions

        Declaration Acknowledging Risks of Investment. The Participant hereby acknowledges the risk associated with the grant of RSUs, including the potential failure to realize any gain from the grant of RSUs and from any Shares acquired under the Plan. The Participant further acknowledges that the Saudi Arabian Capital Market Authority (the “CMA") does not make any representation and/or assurance as to the accuracy or completeness of the Restricted Stock Unit Agreement, and that the CMA expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. Finally, the Participant acknowledges that neither the Company, the Employer, nor any member of the Company Group is required to notify the CMA of the suitability of such grant of RSUs.

Notifications

        Securities Law Information. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the CMA. Prospective purchasers of the securities offered should conduct their own due diligence on the accuracy of the information relating to the securities. If the Participant does not understand the contents of the Agreement, the Participant should consult an authorized financial adviser.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. The RSUs are subject to section 257 of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and the Participant should not make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the RSUs, unless such sale or offer in Singapore is made (1) after 6 months of the grant of the RSUs to the Participant; or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Appendix C - 10

Notifications
Securities Law Information. The offer of the Plan, the grant of the RSUs, and the value of underlying Shares at vesting are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Obligation. Directors, associate directors or shadow directors of a Singapore member of the Company Group are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., RSUs granted under the Plan or Shares) in the Company or any member of the Company Group, (ii) any change in previously-disclosed interests, of (iii) becoming a director, associate director or shadow director of a member of the Company Group in Singapore, if the individual holds such an interest at that time.
SPAIN

Terms and Conditions

No Entitlement for Claims or Compensation. This provision supplements Section 11 of the Restricted Stock Unit Agreement and Section 2 of the Terms and Conditions for Non-U.S. Participants:

By accepting the RSUs, the Participant consents to participation in the Plan and acknowledges that the Participant has received a copy of the Plan document.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to make grants of RSUs under the Plan to individuals who may be employees of the Company or other members of the Company Group throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any other member of the Company Group, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, the Participant understands that the RSUs are given on the assumption and condition that the RSUs shall not become part of any employment contract (whether with the Company or any other member of the Company Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of the RSUs, which is gratuitous and discretionary, since the future value of the RSUs is unknown and unpredictable.
The Participant understands and agrees that, unless otherwise expressly set forth in the Agreement, the Participant’s termination of employment for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any RSUs that may have been granted to the Participant and that were not fully vested on the date of termination of employment. In particular, the Participant understands and agrees that, unless otherwise expressly set forth in the Agreement, the RSUs will be cancelled without entitlement to any proceeds or to any amount as indemnification if the Participant terminates employment by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute,

Appendix C - 11

Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

The Participant also understands that the grant of RSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant of the RSUs shall be null and void.

Notifications

Securities Law Information. The RSUs do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including Appendix B and this Appendix C) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Foreign Asset/Account Reporting Information. The Participant may be subject to certain tax reporting requirements with respect to rights or assets (including cash in a bank or brokerage account) held outside of Spain with an aggregate value exceeding €50,000 per type of asset or right as of December 31 each year. Unvested awards (e.g., RSUs) are not considered assets or rights for purposes of this reporting requirement. If applicable, the Participant must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After the assets and/or rights are initially reported, the reporting obligation will apply only if the value of previously-reported assets or rights increases by more than €20,000 as of each subsequent December 31. The Participant should consult with the Participant’s personal advisor to determine the Participant’s obligations in this respect.

In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments and any transactions with non-Spanish residents (including any payments of cash made to the Participant by the Company into a U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, the Participant will generally be required to report all of the Participant’s foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. The Participant will generally only be required to report on an annual basis.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Plan is being offered only to Eligible Persons and is in the nature of providing equity incentives to Eligible Persons. Any documents related to participation in the Plan, including the Plan, the Agreement and any other grant documents (“RSU Documents”), are intended for distribution only to such Eligible Persons and must not be delivered to, or relied on by, any other person. The United Arab Emirates securities or financial/economic authorities have no responsibility for reviewing or verifying any RSU Documents and have not approved the RSU Documents nor taken steps to verify the information set out in them, and thus, are not responsible for their content.
The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their

Appendix C - 12

own due diligence on the securities. The Participant is aware that he or she should, as a prospective stockholder, conduct his or her own due diligence on the securities. The Participant acknowledges that if he or she does not understand the contents of the RSU Documents, the Participant should consult an authorized financial advisor.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. This provision supplements Section 3 of the Restricted Stock Unit Agreement and Section 1 of the Terms and Conditions for Non-U.S. Participants:
Without limitation to Section 3 of the Restricted Stock Unit Agreement or Section 1 of the Terms and Conditions for Non-U.S. Participants, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 3 of the Restricted Stock Unit Agreement or Section 1 of the Terms and Conditions for Non-U.S. Participants.